Exhibit 32(b)

DPL Inc. and The Dayton Power and Light Company

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of DPL Inc. and The Dayton Power and Light Company (the “Issuers”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Issuers’ Annual Report on Form 10-K for the period ended December 31, 2006, which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Issuers as of the dates and for the periods expressed therein.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to the Issuer and will be retained by the Issuers and furnished to the Securities and Exchange Commission or its staff upon request.

Signed:

/s/ John J. Gillen
John J. Gillen
Senior Vice President and Chief Financial Officer
Date: February 22, 2007

The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Issuer’s Annual Report or as a separate disclosure document.